EXHIBIT 10.3

                  ASSIGNMENT OF TECHNOLOGY FOR V003 TECHNOLOGY



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                            ASSIGNMENT OF TECHNOLOGY

WHEREAS, the undersigned Verdant, Inc. ("VI"), acquired a certain "V003 Technology" and related intellectual property and assets, including trade name, and trademark rights, pursuant to a October 26, 2005, Technology License Agreement from Synchem Technologies LLC, and

WHEREAS, the V003 Paraffin Solvent is a turpine based, highly effective product for removing accumulations of paraffin and also for reducing viscosity of asphaltines both down-hole and in oil collection and storage tanks.

V003 functions as both a solvent for paraffin wax and as a wax dispersant when water is present. V003 provides a much faster, more effective and cost -efficient alternative to the mechanical and hot fluid injection methods currently employed by well owners.

V003 is refinable, biodegradable, non-caustic, non-corrosive, non-acidic and environmentally safe.

V003 is effective and efficient in removing paraffin/asphaltine buildup within;

   o Current Oil Producing Wells - dissolving paraffin in current producing oil wells quickly to reduce well downtime and increase production.

   o Inefficient Oil Wells - paraffin is reduced and eliminated to resume operation on previously inefficient or inoperable oil wells.

   o Closed Oil Wells - efficient and effective for opening closed wells due to paraffin buildup.

   o Maintaining current oil well production levels less expensively than through mechanical removal or hot oil servicing.

   o     Oil Storage and Holding tanks cleaning.

   o     Flowline and Pump cleaning.


WHEREAS, the V003 Technology is described with technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings, schematics, and specifications.





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WHEREAS the V003 Technology includes:  (a) all of the Intellectual Property, and goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) leases, subleases, and rights thereunder, (c) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (d) accounts, notes, and other receivables associated therewith, (e) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment associated therewith, (f) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies associated therewith,
(g) books, records, ledgers, files, documents, correspondence, lists, plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials associated with the V003 Technology,

NOW THEREFORE, in consideration of the sum of one dollar ($1.00), the receipt of which is hereby acknowledged, and other good and valuable consideration, VI hereby irrevocably assigns all of its right, title and interest in and to the V003 Technology to HEARTSTAT TECHNOLOGY, INC, a Delaware corporation. Under this assignment HeartSTAT Technology, Inc. will also assume all obligations under the original Technology License Agreements executed by VI.

          This Assignment is made on the 1st day of November 2005, and is to be interpreted in accordance with the laws of the State of Delaware.

              VERDANT, INC: ("VI")

              /s/ DAVID CURD
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              SIGNATURE:  David Curd, President and CEO


          This Assignment is accepted on the 1st day of November 2005, and is to be interpreted in accordance with the laws of the State of Delaware.

              HEARTSTAT TECHNOLOGY, INC: ("HTI")

              /s/ GARRETT KRAUSE
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              SIGNATURE:  Garrett Krause, President and CEO